UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2015 (May 7, 2015)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	000-1357459	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On May 7, 2015, Neuralstem, Inc. (the “Company”) announced the appointment of Jonathan Lloyd Jones as the Company’s Chief Financial Officer, to be effective on May 18, 2015. There are no arrangements or understandings between Mr. Lloyd Jones and any other persons pursuant to which he was selected as an officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Lloyd Jones, age 54, has more than 25 years of corporate finance and business development experience. Mr. Lloyd Jones is a Chartered Accountant and holds a Masters of Business Administration from Wharton School of the University of Pennsylvania and a BSc from the University of Bradford. Mr. Lloyd Jones has a background in corporate finance, particularly in licensing and partnering initiatives and in instituting financial infrastructure. From January 2013 until October 2014, he served as Chief Financial Officer of Columbia Laboratories (Juniper Pharmaceuticals) (NASDAQ – JNP). Prior to that, from 2011 to 2012, Mr. Lloyd Jones served as Chief Financial Officer and Vice President of Corporate Development at TetraLogic Pharmaceuticals, a venture-backed pharmaceutical company. Additionally from 2006 to 2010, Mr. Lloyd Jones served as Vice President, Finance, at TransMolecular, a privately-held clinical stage biotech company.

Offer Letter

The material terms of Mr. Jones’ employment are contained in his offer letter, which was approved by the Company’s Compensation Committee, and are as follows:

Mr. Lloyd Jones will be an “at-will” employee with an annual base salary of $315,000. Upon commencing his employment, he will be granted a one-time inducement option to purchase 50,000 shares of the Company’s common stock.  The option will have a term of 10 years, an exercise price equal to the closing price of the Company’s common stock on May 18, 2015 and will vest quarterly over 2 years. Additionally, Mr. Lloyd Jones will participate in the Company’s executive bonus program and be entitled to receive: (i) annual incentive awards of up to 50% of his annual base salary, payable in equity or cash, and (ii) long-term equity incentive awards equal to 50% of his annual base salary, payable in common stock purchase options. Mr. Lloyd Jones will also be eligible to participate in the Company’s group health, dental and vision insurance plans, at no cost, for him and his family. In the event Mr. Lloyd Jones is terminated as a result of a change in control or for any reason other than cause, he will be entitled to one year base salary as severance as well as the immediate vesting of the inducement option.  The Company has also agreed to pay Mr. Lloyd Jones for reasonable commuting costs, including transportation and local housing until such time as he permanently relocates.

A copy of the offer letter is attached hereto as Exhibit 10.01.

Departure of Principal Accounting Officer

Effective May 18, 2015, upon the appointment of Mr. Lloyd Jones as Chief Financial Officer, Mr. I. Richard Garr will cease to be employed by the Company as its Chief Financial Officer. Mr. Garr will continue in his roles as Chief Executive Officer, General Counsel, President, and as a member of the board of directors. Mr. Garr will continue to be responsible for all duties as the Chief Financial Officer until May 18, 2015.

Item 8.01	Other Events.

On May 7, 2015, the Company issued a press release announcing the appointment of Mr. Lloyd Jones as the Company’s Chief Financial Officer to be effective May 18, 2015. A copy of the press release is attached to this report as Exhibit 99.01

Item 9.01	Financial Statement and Exhibits.

Exhibit Number	Description

10.01	Offer Letter between Neuralstem, Inc. and Jonathan Lloyd Jones
99.01	Press Release dated May 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEURALSTEM, INC

By:	/s/ I. Richard Garr
I. Richard Garr Chief Executive Officer

Dated: May 11, 2015

EXHIBITS

Exhibit Number	Description

10.01	Offer Letter between Neuralstem, Inc. and Jonathan Lloyd Jones
99.01	Press Release dated May 7, 2015